Principal Financial Group, Inc 711 High Street, Des Moines, IA 50392 515 247 5111 tel www.principal.com

November 25 , 2024

State Street Global Services One Congress Street
Boston, Massachusetts 02114-2016 Attention: David Whelan, Vice President

Re: PRINCIPAL EXCHANGE-TRADED FUNDS (the "Trust")
Ladies and Gentlemen:

Please be advised that the undersigned Trust has established a new series of shares to be known as Principal International Equity ETF (the "Fund").
In accordance with Section 12, the Additional Portfolios provision, of the Transfer Agency and Service Agreement dated as of May 21, 2015, by and among State Street Bank and Trust Company ("State Street") and the Trust (as amended, modified, or supplemented from time to time, the "Agreement"). The Trust hereby requests that State Street act as Transfer Agent for the new Fund under the terms of the Agreement, and that Schedule A to the Agreement is hereby amended and restated as set forth on Exhibit A attached hereto. In connection with such request, the Trust confirms to State Street, as of the date hereof, its representations and warranties set forth in Section 4 of the Agreement.

Please indicate your acceptance of the foregoing by executing two copies of this letter agreement, returning one to the Trust and retaining one for your records.

Sincerely,
PRINCIPAL EXCHANGE-TRADED FUNDS
on behalf of:
PRINCIPAL INTERNATIONAL EQUITY ETF

By: /s/ Adam Shaikh
Name: Adam Shaikh
Title: Vice President and Assistant General Counsel

Agreed and Accepted:
STATE STREET BANK AND TRUST COMPANY

By:	/s/ David Whelan
Name:	David Whelan
Title:	Managing Director

Effective Date: November 5, 2024

Schedule A
List of Portfolios

Principal Active High Yield ETF
Principal Focused Blue Chip ETF
Principal International Equity ETF
Principal Investment Grade Corporate Active ETF Principal Quality ETF
Principal Real Estate Active Opportunities ETF
Principal Spectrum Preferred Securities Active ETF
Principal Spectrum Tax-Advantaged Dividend Active ETF Principal U.S. Mega-Cap ETF
Principal U.S. Small-Cap ETF Principal Value ETF